Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KENSEY NASH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-3316412
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

735 Pennsylvania Drive Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

NINTH AMENDED AND RESTATED

KENSEY NASH CORPORATION

EMPLOYEE INCENTIVE COMPENSATION PLAN

(Full Title of the plan)

Joseph W. Kaufmann

Chief Executive Officer

Kensey Nash Corporation

735 Pennsylvania Drive

Exton, Pennsylvania 19341

(Name and address of agent for service)

(484) 713-2100

(Telephone number, including area code, of agent for service)

Copies to:

Mark D. Wood, Esq.

Katten Muchin Rosenman LLP

525 West Monroe Street, Suite 1900

Chicago, Illinois 60661-3693

(312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value (3)	600,000 shares	$19.07	$11,442,000	$1,312

(1)	This registration statement registers additional securities issuable pursuant to the Ninth Amended and Restated Kensey Nash Corporation Employee Incentive Compensation Plan (the “Plan”), the other securities issuable under which are registered under previously filed registration statements on Form S-8. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the registration statement also covers an indeterminate number of additional shares of the registrant’s common stock which may be issued under the adjustment provisions of the Plan.
(2)	Based upon the average of the high and low prices per share of common stock of the registrant on December 20, 2011, as reported by the NASDAQ Global Select Market, solely for the purpose of calculating the registration fee. The registration fee is computed in accordance with Rule 457(h) and (c) under the Securities Act.
(3)	Also includes associated rights to purchase 1/1,000 of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the registrant. These rights accompany shares of the registrant’s common stock, are not currently separable from the shares of the registrant’s common stock and are not currently exercisable. The value attributable to these rights, if any, is reflected in the market price of the registrant’s common stock.

Introduction

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Kensey Nash Corporation Employee Incentive Compensation Plan are effective. In accordance with General Instruction E to Form S-8, Kensey Nash Corporation (the “Company”) incorporates by reference the contents of the Company’s registration statement on Form S-8, Registration File No. 333-04093, filed with the Securities and Exchange Commission (the “Commission”) on May 20, 1996; the Company’s registration statement on Form S-8, Registration File No. 333-22993, filed with the Commission on March 7, 1997; the Company’s registration statement on Form S-8, Registration File No. 333-71050, filed with the Commission on October 5, 2001; the Company’s registration statement on Form S-8, Registration File No. 333-117354, filed with the Commission on July 14, 2004; the Company’s registration statement on Form S-8, Registration File No. 333-139494, filed with the Commission on December 19, 2006; the Company’s registration statement on Form S-8, Registration File No. 333-148090, filed with the Commission on December 14, 2007, the Company’s registration statement on Form S-8, Registration File No. 333-156427, filed with the Commission on December 23, 2008, and the Company’s registration statement on Form S-8, Registration File No. 333-171317, filed with the Commission on December 21, 2010.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit	Description

5.1	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on this 22nd day of December 2011.

KENSEY NASH CORPORATION

By:	/s/ Joseph W. Kaufmann
Joseph W. Kaufmann
Chief Executive Officer (principal executive officer),
President, Secretary and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Joseph W. Kaufmann, Douglas G. Evans and Michael Celano, and each of them severally, acting alone and without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Titles	Date

/s/ Joseph W. Kaufmann	Chief Executive Officer (principal executive officer), President, Secretary and Director	December 22, 2011
Joseph W. Kaufmann

/s/ Douglas G. Evans, P.E.	Chief Operating Officer, Assistant Secretary and Director	December 22, 2011
Douglas G. Evans, P.E.

/s/ Michael Celano	Chief Financial Officer (principal financial and accounting officer)	December 22, 2011
Michael Celano

/s/ C. McCollister Evarts, M.D.	Director	December 22, 2011
C. McCollister Evarts, M.D.

/s/ Walter R. Maupay, Jr.	Chairman of the Board	December 22, 2011
Walter R. Maupay, Jr.

/s/ Donald E. Morel, Jr., Ph.D.	Director	December 22, 2011
Donald E. Morel, Jr., Ph.D.

/s/ Robert J. Bobb	Director	December 22, 2011
Robert J. Bobb

/s/ Lisa D. Earnhardt	Director	December 22, 2011
Lisa D. Earnhardt

INDEX TO EXHIBITS

Exhibit	Description

5.1	Opinion of Katten Muchin Rosenman LLP with respect to the legality of securities

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature pages hereto)

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